EXHIBIT 12

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Richard J. Testa, Gordon H Hayes, Jr., Mitchell S. Bloom and Alex Fischer his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities (until revoked in writing) to sign any and all instruments, certificates, amendments and documents required to be executed on behalf of himself pursuant to Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 19th day of August, 1996.


                                                 /s/ Markus W. Stadlin
                                                 ------------------------------
                                                 Markus W. Stadlin, a  Trustee
                                                 of both the Savena Trust
                                                 and the Philora Trust